News Release

For Further Information:

Jessica Gulis, 248.559.0840

ir@cnfrh.com

Conifer Holdings Reports 2024 Fourth Quarter and Year End Financial Results

Troy, MI, March 28, 2025 – Conifer Holdings, Inc. (Nasdaq: CNFR) (“Conifer” or the “Company”) today announced results for the fourth quarter and year ended December 31, 2024.

Year End 2024 Financial Highlights

•
Net income allocable to common shareholders of $23.5 million
•
$61 Million gain on sale of insurance agency operations in August 2024
•
Continuing Personal Lines business profitable for the fourth quarter of 2024
•
Book value per share of $1.76 as of December 31, 2024

Management Comments

Brian Roney, CEO of Conifer, commented, “2024 was indeed a transitional year for Conifer Holdings as we successfully sold our insurance agency operations, paid down considerable debt, further strengthened reserves, streamlined our organization overall, and focused our production efforts on select personal lines going forward.”

Reduction of Commercial Lines Business

For the full year 2024, total Gross Written Premium was down almost 50% from the prior year, and Net Earned premium was down 27.5% for the same period. As a result of the sale of Conifer’s insurance agency operations, completed in August 2024, we anticipated and planned for this significant decline in Commercial Lines revenue. We expect Commercial Lines business to represent a diminishing percentage of total gross written premium going forward.

Future premiums are expected to consist primarily of Personal Lines business, notably our homeowner’s insurance portfolio in Texas and the Midwest. As detailed in the Personal Lines results overview below, gross written premium for those lines of business for the fourth quarter of 2024 increased 10.6% from the prior year period and increased 23.4% for the full year 2024 over the prior year.

Conifer Holdings, Inc. Page 2

March 28, 2025

Additional information regarding the disposal of Conifer’s agency business and its impact on future Company operations can be found in the Company’s 2024 Annual Report to be filed March 28, 2025 on Form 10-K.

2024 Fourth Quarter and Full Year Financial Results Overview

	At and for the Three Months Ended December 31,			At and for the Year Ended December 31,
	2024	2023	% Change	2024	2023	% Change
	(dollars in thousands, except share and per share amounts)

Gross written premiums	$13,683	$24,398	-43.9%	$72,053	$143,834	-49.9%
Net written premiums	9,526	15,329	-37.9%	49,338	68,688	-28.2%
Net earned premiums	12,708	14,821	-14.3%	60,862	83,935	-27.5%

Net investment income	1,352	1,411	-4.2%	5,763	5,447	5.8%
Net realized investment gains (losses)	—	(20)	**	(125)	20	**
Change in fair value of equity securities	(21)	13	**	(203)	608	**

Net income (loss) allocable to common shareholders	(25,382)	(19,479)		23,530	(25,923)
Net income (loss) allocable to common shareholders per share, diluted	$(2.08)	$(1.59)		$1.93	$(2.12)

Adjusted operating income (loss)*	(25,821)	(19,411)		(34,558)	(27,867)
Adjusted operating income (loss) per share, diluted*	$(2.11)	$(1.59)		$(2.83)	$(2.28)

Book value per common share outstanding	$1.76	$0.24		$1.76	$0.24

Weighted average shares outstanding, basic and diluted	12,222,881	12,222,881		12,222,881	12,220,551

Underwriting ratios:
Loss ratio (1)	254.6%	191.1%		120.2%	97.8%
Expense ratio (2)	38.3%	40.6%		35.8%	37.1%
Combined ratio (3)	292.9%	231.7%		156.0%	134.9%

Conifer Holdings, Inc. Page 3

March 28, 2025

2024 Fourth Quarter Gross Written Premium

Gross written premiums decreased 43.9% in the fourth quarter of 2024 to $13.7 million, compared to $24.4 million in the prior year period. This decrease reflects the Company’s operational shift away from commercial lines insurance business given the sale of our agency group earlier in the year.

Commercial Lines Financial and Operational Review

	Three Months Ended December 31,			Year Ended December 31,
	2024	2023	% Change	2024	2023	% Change
	(dollars in thousands)

Gross written premiums	$3,124	$14,850	-79.0%	$26,686	$107,078	-75.1%
Net written premiums	488	7,009	93.0%	14,541	36,580	-60.2%
Net earned premiums	4,254	7,296	-41.7%	28,160	59,221	-52.4%

Underwriting ratios:
Loss ratio	650.8%	316.7%		184.8%	105.7%
Expense ratio	33.8%	38.4%		29.8%	35.5%
Combined ratio	684.6%	355.1%		214.6%	141.2%

Contribution to combined ratio from net (favorable) adverse prior year development	550.9%	205.5%		118.5%	32.3%

Accident year combined ratio (1)	133.7%	149.6%		96.1%	108.9%

(1) The accident year combined ratio is the sum of the loss ratio and the expense ratio, less changes in net ultimate loss estimates from prior accident year loss reserves. The accident year combined ratio provides management with an assessment of the specific policy year's profitability and assists management in their evaluation of product pricing levels and quality of business written.

The Company’s commercial lines production was down 79% for the fourth quarter of 2024 and represented roughly 23% of total gross written premium in quarter. Commercial Lines net earned premium was down 41.7% for the same period. The Commercial Lines loss ratio for the quarter increased significantly as the Company’s management focused on additional commercial lines reserve strengthening overall.

Conifer Holdings, Inc. Page 4

March 28, 2025

Personal Lines Financial and Operational Review

	Three Months Ended December 31,			Year Ended December 31,
	2024	2023	% Change	2024	2023	% Change
	(dollars in thousands)

Gross written premiums	$10,559	$9,548	10.6%	$45,367	$36,756	23.4%
Net written premiums	9,038	8,320	8.6%	34,797	32,108	8.4%
Net earned premiums	8,454	7,525	12.3%	32,702	24,714	32.3%

Underwriting ratios:
Loss ratio	55.2%	69.0%		64.6%	78.9%
Expense ratio	40.6%	42.7%		41.1%	40.7%
Combined ratio	95.8%	111.7%		105.7%	119.6%

Contribution to combined ratio from net (favorable) adverse prior year development	0.9%	-2.6%		0.8%	-5.6%

Accident year combined ratio	94.9%	114.3%		104.9%	125.2%

Personal Lines premium represented 77% of total gross written premium for the fourth quarter of 2024. Personal Lines production increased 10.6% from the prior year period to
$10.6 million for the quarter, led by growth in the Company’s low-value dwelling line of business in Texas and the Midwest.

Despite storm activity in the full year, the combined ratio for personal lines business improved significantly in 2024 compared to the same period in 2023.

Combined Ratio Analysis

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

Underwriting ratios:
Loss ratio	254.6%	191.1%	120.2%	97.8%
Expense ratio	38.3%	40.6%	35.8%	37.1%
Combined ratio	292.9%	231.7%	156.0%	134.9%

Contribution to combined ratio from net (favorable)
adverse prior year development	185.0%	100.0%	55.3%	21.2%

Accident year combined ratio	107.9%	131.7%	100.7%	113.7%

Net Investment Income

Conifer Holdings, Inc. Page 5

March 28, 2025

Net investment income increased 5.8% to $5.8 million for the year ending December 31, 2024, compared to $5.4 million in the prior year period.

Change in Fair Value of Equity Securities

During the quarter, the Company reported a loss of $21,000 from the change in fair value of equity investments, compared to a $13,000 gain in the prior year period.

Net Income (Loss) allocable to common shareholders

The Company reported a net loss allocable to common shareholders of $25.4 million, or $2.08 per share, for the fourth quarter of 2024. For the full year 2024, the Company reported net income allocable to common shareholders of $23.5 million, or $1.93 per share.

Adjusted Operating Income (Loss)

In the fourth quarter of 2024, the Company reported an adjusted operating loss of $25.8 million, or $2.11 per share. See Definitions of Non-GAAP Measures.

About Conifer Holdings

Conifer Holdings, Inc. is a Michigan-based property and casualty holding company. Through its subsidiaries, Conifer offers specialty insurance coverage for both commercial and personal lines, marketing through independent agents. The Company is traded on the Nasdaq Capital Market under the symbol CNFR. Additional information is available on the Company's website at www.ir.cnfrh.com.

Forward-Looking Statement

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance, and include Conifer’s expectations regarding future revenue, premiums, earnings, its capital position, expansion, and business strategies. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information. The forward-looking statements are qualified by important factors, risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those in the forward-looking statements, including those described in our Form 10-K (“Item 1A Risk Factors”) filed with the SEC on March 28, 2025 and subsequent reports filed with or furnished to the SEC. Any forward-looking statement made by us in this press release speaks only as of the date hereof or as of the date specified herein. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable laws or regulations.

Definitions of Non-GAAP Measures

Conifer prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with

Conifer Holdings, Inc. Page 6

March 28, 2025

statutory accounting rules as defined by the National Association of Insurance Commissioners' (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data.

We believe that investors’ understanding of Conifer’s performance is enhanced by our disclosure of adjusted operating income. Our method for calculating this measure may differ from that used by other companies and therefore comparability may be limited. We define adjusted operating income (loss), a non-GAAP measure, as net income (loss) excluding: 1) net realized investment gains and losses, 2) change in fair value of equity securities 3) other gains and 4) net income from discontinued operations. We use adjusted operating income as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance.

Conifer Holdings, Inc. Page 7

March 28, 2025

Reconciliations of adjusted operating income (loss) and adjusted operating income (loss) per share:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

	(dollar in thousands, except share and per share amounts)

Net income (loss)	$(25,382)	$(19,460)	$24,347	$(25,904)
Less:
Net realized investment gains (losses)	—	(20)	(125)	(20)
Change in fair value of equity securities	(21)	13	(203)	608
Other gains	646	-	646	-
Net income from discontinued operations	(186)	(42)	58,587	1,375
Impact of fincome tax expense (benefit) from adjustments *	-	-	-	-
Adjusted operating income (loss)	$(25,821)	$(19,411)	$(34,558)	$(27,867)

Weighted average common shares, diluted	12,222,881	12,222,881	12,222,881	12,220,551

Diluted income (loss) per common share:
Net income (loss)	$(2.08)	$(1.59)	$1.99	$(2.12)
Less:
Net realized investment gains (losses)	-	-	(0.01)	-
Change in fair value of equity securities	-	-	(0.02)	0.05
Other gains	0.05	-	0.06	-
Net income from discontinued operations	(0.02)	-	4.79	0.11
Impact of income tax expense (benefit) from adjustments *	-	-	-	-
Adjusted operating income (loss), per share	$(2.11)	$(1.59)	$(2.83)	$(2.28)

* The Company has recorded a full valuation allowance against its deferred tax assets as of December 31, 2024 and December 31, 2023, respectively. As a result, there were no taxable impacts to adjusted operating income from the adjustments to net income (loss) in the table above after taking into account the use of NOLs and the change in the valuation allowance.

Conifer Holdings, Inc. Page 8

March 28, 2025

	December 31,	December 31,
	2024	2023
Assets
Investment securities:
Debt securities, at fair value (amortized cost of $117,827 and $135,370, respectively)	$105,665	$122,113
Equity securities, at fair value (cost of $1,836 and $2,385, respectively)	1,603	2,354
Short-term investments, at fair value	21,151	20,838
Total investments	128,419	145,305

Cash and cash equivalents	27,654	10,663
Premiums and agents' balances receivable, net	9,901	29,364
Receivable from Affiliate	-	1,047
Reinsurance recoverables on unpaid losses	84,490	70,807
Reinsurance recoverables on paid losses	6,919	12,619
Prepaid reinsurance premiums	6,088	28,908
Deferred policy acquisition costs	6,380	6,405
Receivable from contingent considerations	8,070	-
Other assets	3,735	7,036
Assets from discontinued operations	-	3,452
Total assets	$281,656	$315,606

Liabilities and Shareholders' Equity
Liabilities:
Unpaid losses and loss adjustment expenses	$189,285	$174,612
Unearned premiums	30,590	65,150
Reinsurance premiums payable	1	246
Debt	11,932	25,061
Funds held under reinsurance agreements	25,829	24,550
Premiums payable to other insureds	-	13,986
Liabilities from discontinued operations	-	4,083
Accounts payable and accrued expenses	2,494	5,029
Total liabilities	260,131	312,717

Commitments and contingencies	—	—

Shareholders' equity:
Series A Preferred stock, no par value (10,000,000 shares authorized; 0 and 1,000 issued and outstanding, respectively)	-	6,000
Common stock, no par value (100,000,000 shares authorized; 12,222,881 issued and outstanding, respectively)	98,178	98,100
Accumulated deficit	(63,153)	(86,683)
Accumulated other comprehensive income (loss)	(13,500)	(14,528)
Total shareholders' equity	21,525	2,889
Total liabilities and shareholders' equity	$281,656	$315,606

Conifer Holdings, Inc. Page 9

March 28, 2025

	Three Months Ended		Year Ended
	December 31,		December 31
	2024	2023	2024	2023

Revenue and Other Income
Premiums
Gross earned premiums	$19,721	$38,115	$106,612	$146,572
Ceded earned premiums	(7,013)	(23,294)	(45,750)	(62,637)
Net earned premiums	12,708	14,821	60,862	83,935
Net investment income	1,352	1,411	5,763	5,447
Net realized investment gains (losses)	—	(20)	(125)	(20)
Change in fair value of equity securities	(21)	13	(203)	608
Other gains	646	-	646	-
Other income	41	144	328	552
Total revenue and other income	14,726	16,369	67,271	90,522

Expenses
Losses and loss adjustment expenses, net	32,349	28,470	73,302	82,413
Policy acquisition costs	3,535	2,392	13,335	15,797
Operating expenses	3,165	3,969	11,831	16,738
Interest expense	862	845	4,883	3,206
Total expenses	39,911	35,676	103,351	118,154

Income (loss) from continuing operations before income taxes	(25,185)	(19,307)	(36,080)	(27,632)
Income tax expense (benefit)	11	111	(1,840)	(353)

Net income (loss) from continuing operations	(25,196)	(19,418)	(34,240)	(27,279)
Net income (loss) from discontinued operations	(186)	(42)	58,587	1,375
Net income (loss)	(25,382)	(19,460)	24,347	(25,904)
Series A Preferred Stock Dividends and Redemption premium	-	19	817	19
Net income (loss) allocable to common shareholders	(25,382)	(19,479)	23,530	(25,923)

Earnings (loss) per common share, basic and diluted
Net income (loss) from continuing operations	$(2.06)	$(1.59)	$(2.87)	$(2.23)
Net income (loss) from discontinued operations	$(0.02)	$-	$4.79	$0.11
Net income (loss) allocable to common shareholders	$(2.08)	$(1.59)	$1.93	$(2.12)

Weighted average common shares outstanding, basic and diluted	12,222,881	12,222,881	12,222,881	12,220,551